Exhibit 99.B.j.

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated December 18, 2013 in the Registration Statement (Form N-1A) of The Hartford Alternative Strategies Fund for the year ended October 31, 2013 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 under the Securities Act of 1940 (Registration No. 811-22610).

/s/Ernst & Young LLP

Minneapolis, Minnesota

February 25, 2014